UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

TRAC INTERMODAL LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

551112

(Primary Standard Industrial

Classification Code Number)

46-0648957

(I.R.S. Employer Identification No.)

750 College Road East

Princeton, New Jersey 08540

(609) 452-8900

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 10, 2015, Interpool, Inc., d/b/a TRAC Intermodal (the “Company”), a subsidiary of TRAC Intermodal LLC, entered into Amendment No. 4 (the “Fourth Amendment”) to the Company’s existing asset based credit agreement, dated as of August 9, 2012 (as amended or modified from time to time) (the “Credit Agreement”) among the loan parties listed therein, the lenders named therein, and Bank of America, N.A., as successor administrative agent (as successor in interest to JPMorgan Chase Bank, N.A.) (the “Administrative Agent”).

Pursuant to the Fourth Amendment, the percentage per annum for alternative base rate loans (the “ABR Rate”) and Eurodollar loans (the “Eurodollar Rate”) was lowered from 1.25% to 1.00% and from 2.25% to 2.00%, respectively, until December 10, 2016, the first anniversary of the date of the Fourth Amendment.  Thereafter, the ABR Rate and the Eurodollar Rate each will be subject to increase or decrease based on average daily availability during the most recently ended fiscal quarter to a range of between 1.25% and 0.75% and between 2.25% and 1.75%, respectively.  In addition, certain financial and negative covenants were relaxed and the definition of “Payment Conditions” was amended by modifying the calculation used for purposes of determining the amount of any permitted acquisition, investment, asset sale and restricted payment the Company may make as well as any indebtedness the Company may prepay.  Under the Fourth Amendment, the maximum total revolving commitment under the Credit Agreement was increased from $1,400,000,000 to $1,500,000,000 and the maturity date of the revolving credit facility was extended from August 9, 2017 to December 10, 2020.  Finally, the lenders party to the Credit Agreement appointed Bank of America, N.A., as Administrative Agent (as successor in interest to JPMorgan Chase Bank, N.A. in such capacity) under the Credit Agreement and other loan documents.  As a result of the Fourth Amendment, the aggregate total revolving commitment of the existing lenders under the Credit Agreement decreased from $1,300,000,000 to $1,250,000,000.

In addition, on December 14, 2015, the Company entered into an incremental facility amendment (the “Incremental Amendment”) to the Credit Agreement among the loan parties listed therein, the lenders named therein and the Administrative Agent.

Pursuant to the Incremental Amendment, the Company obtained additional revolving commitments under the Credit Agreement through its Administrative Agent from DVB Bank SE, as a new lender, in the amount of $50,000,000.  As a result of the Incremental Amendment, the aggregate total revolving commitment of the existing lenders under the Credit Agreement is $1,300,000,000.

The Company incurred approximately $9,290,000 in arrangement, commitment and other fees in connection with the Fourth Amendment and the Incremental Amendment.

The foregoing descriptions of the Fourth Amendment and the Incremental Amendment are general descriptions only and are qualified in their entirety by reference to the Fourth Amendment and the Incremental Amendment, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report and are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description

10.1

Amendment No. 4, dated as of December 10, 2015, to the Credit Agreement dated as of August 9, 2012 by and among Interpool, Inc., the other loan parties identified therein, the lenders party thereto and Bank of America, N.A., as successor administrative agent (as successor in interest to JPMorgan Chase Bank, N.A.)

10.2

Incremental Facility Amendment, dated as of December 14, 2015, to the Credit Agreement dated as of August 9, 2012 by and among Interpool, Inc., the other loan parties identified therein, the lenders party thereto and Bank of America, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAC Intermodal LLC

Dated: December 16, 2015	By:	/s/ Gregg Carpene
		Name:	Gregg Carpene
		Title:	General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amendment No. 4, dated as of December 10, 2015, to the Credit Agreement dated as of August 9, 2012 by and among Interpool, Inc., the other loan parties identified therein, the lenders party thereto and Bank of America, N.A., as successor administrative agent (as successor in interest to JPMorgan Chase Bank, N.A.)

10.2

Incremental Facility Amendment, dated as of December 14, 2015, to the Credit Agreement dated as of August 9, 2012 by and among Interpool, Inc., the other loan parties identified therein, the lenders party thereto and Bank of America, N.A., as administrative agent